NEWS RELEASE
846 N. Mart-Way Court, Olathe, Kansas 66061 investorrelations@elecsyscorp.com	Phone: 913-647-0158	Fax: 913-647-0132

FOR IMMEDIATE RELEASE:

ELECSYS CORPORATION ANNOUNCES APPOINTMENT OF ADDITIONAL DIRECTOR

Olathe, Kansas (May 28, 2014) - Elecsys Corporation (NASDAQ: ESYS), a provider of innovative machine to machine (M2M) communication technology solutions, data acquisition systems, and custom electronic equipment for critical industrial applications, today announced that Laura Ozenberger was appointed to the Company’s Board of Directors.  She was appointed to the position previously filled by Mr. Casey Coffman and as part of the Company's strategy to expand and diversify its board of directors.  Ms. Ozenberger's term will run until the next annual meeting of stockholders at which time she will stand for election.  It is anticipated that Ms. Ozenberger will be appointed to the Company’s audit, nominating, and compensation committees.

Ms. Ozenberger is the former General Counsel and was a Senior Executive of Inergy L.P. (“NRGY”), Inergy Holdings L.P. (“NRGP”) and Inergy Midstream L.P. (“NRGM”) (collectively “Inergy”) where she spent over 10 years working as a key member of the executive leadership team, overseeing all aspects of Inergy’s legal representation, governance, regulatory affairs and human resources.  As a member of the executive leadership team, she helped define Inergy’s immediate and long-term direction and growth strategy.  Ms. Ozenberger worked closely with leadership in operations, business development, and strategic planning during her tenure.  Prior to Inergy she worked at Sprint beginning as an attorney in the litigation department where she was selected for Sprint’s Executive Leadership Development Program.  She worked in both the legal and finance departments where she gained experience in navigating capital markets.  Prior to her career at Sprint, she was an attorney in private practice.  She earned both a BS degree in accounting from Missouri Western College and a JD from the University of Missouri, School of Law.  Ms. Ozenberger is independent as determined by the independence requirements of the NASDAQ Stock Market.

About Elecsys Corporation
Elecsys Corporation provides innovative machine-to-machine (M2M) communication technology solutions, data acquisition and management systems, and custom electronic equipment for critical industrial applications.  The Company’s primary markets include energy production and distribution, agriculture, transportation, safety and security systems, and water management.  Elecsys proprietary equipment and services encompass wireless remote monitoring, industrial data communication, and mobile data acquisition technologies that are deployed wherever high quality and reliability are essential.  Elecsys develops, manufactures, and supports proprietary technology and equipment under several premium brand names.  In addition to its proprietary products, Elecsys designs and manufactures rugged and reliable custom solutions for multiple original equipment manufacturers in a variety of industries worldwide.  For more information, visit www.elecsyscorp.com.

Safe-Harbor Statement
The discussions set forth in this press release may contain forward-looking comments based on current expectations that involve a number of risks and uncertainties. Actual results could differ materially from those projected or suggested in the forward-looking comments. The difference could be caused by a number of factors, including, but not limited to the factors and conditions that are described in Elecsys Corporation's SEC filings, including the Form 10-K for the year ended April 30, 2013. The reader is cautioned that Elecsys Corporation does not have a policy of updating or revising forward-looking statements and thus he or she should not assume that silence by management of Elecsys Corporation over time means that actual events are bearing out as estimated in such forward-looking statements.

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Investor Relations Contact:                                  Todd A. Daniels
(913) 647-0158, Phone
(913) 982-5766, Fax
investorrelations@elecsyscorp.com